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                                 ARTHUR ANDERSEN LLP


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated January 30, 1998, on the December 31, 1997 financial statements of STI Classic Variable Trust, included in Post-Effective Amendment No. 5 to the Registration Statement on Form N1-A, and to all references to our Firm included in or made part of this Registration Statement File No. 33-91476.


                                         /s/ Arthur Anderson LLP
                                             Arthur Anderson LLP

Philadelphia, PA
  February 27, 1998